tNN
                                                           Exhibit 10.40

                               CONSULTING AGREEMENT
                                       WITH
                                 CRAIG J. BRUNET

     THIS AGREEMENT, effective as of February 1, 1996, is entered into by and between First Pacific Networks, Inc., a Delaware corporation with a business address of 871 Fox Lane, San Jose, California, 95131 ("Company"), and Craig J. Brunet and/or the Lewisberg Group ("Consultant") with a business address of 228 Esquinance Street, Mandeville, Louisiana, 70448.

     WHEREAS, Company is in the business of selling and licensing voice, video and data transmission products and desires to secure Consultant as an independent contractor to provide consulting services to Company; and

     WHEREAS, Consultant desires to provide consulting services for Company on the terms and conditions as set forth in this Agreement;

     NOW, THEREFORE, in condition of the foregoing and of the material promises and conditions contained in this Agreement, the parties agree as follows:

     1.   DEFINITIONS.

          For the purpose of this Agreement:

          a) "Information" shall mean any and all discoveries, ideas, facts, or any other information relating to the operations of Company's business, of whatever type and in whatever form, which is disclosed or otherwise made available to Consultant by Company in confidence, including, but not limited to, all information relating to technical, financial, personnel, sales, customers and scientific matter of Company, and any other discoveries, ideas, business plans, or facts relating to any of the foregoing, whether developed by Consultant or others;

          b) "Trade Secrets" shall mean any and all information that derives independent economic value, actual or potential, from not being generally known to persons who can obtain economic value from its disclosure or use, and that is the subject of reasonable efforts by Company to maintain its secrecy;

          c) "Inventions" shall mean any and all inventions, improvements, discoveries and technical developments that Consultant, solely or jointly with others, conceives, makes or reduces to practice within the scope of the work under the Agreement, including all work products which result from the performance of Consultant's services.


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     2.   SERVICES.

          Consultant agrees to perform for the Company services, including without limitation, the services listed in the Scope of Service
          Section in Exhibit "A". Such services are hereinafter referred to as "Services". Said services may be modified by the Company.

     3.   INDEPENDENT CONTRACTOR.

          Consultant shall at all times be an independent contractor with the Company. The Company is interested in the results obtained by Consultant, who shall have control of the manner and means of performing Consultant's obligations hereunder. Consultant is not an employee nor an agent of the Company for any purpose whatsoever. Consultant shall be responsible for any and all taxes, and/or penalties assessed by reason of any claims that Consultant is deemed an employee of the Company. Company and Consultant specifically agree that Consultant is not an employee of Company and shall not accrue any benefits that would normally inure with employee status. Consultant warrants that he/she carries insurance for property damage and public liability for him/herself in an amount as may be required by Company and pays any legally required withholding taxes. Consultant shall not file any worker's compensation claims against Company. Consultant shall not enter into any agreement or obligation on behalf of the Company without prior written approval from the Company. Absent written prior approval, Consultant shall not have any authority to act for or to bind the Company in any way, to sign in the name of the Company or to represent that Company is in any way responsible for the acts of omissions of Consultant.

          Consultant's Services need not be performed on consecutive days or limited to specific calendar days. Consultant shall not have the right to assign this Agreement nor subcontract the performance of services.

     4.   CONSULTANT'S RECORDS.

          For the period of this Agreement, Consultant shall submit a monthly status report to the Company and a monthly billing statement.

     5.   RATE OF PAYMENT FOR SERVICES.

          a) Company agrees to pay Consultant for Services in accordance with the schedule contained in Exhibit "B", attached hereto.


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          b)   The payments under this section shall constitute Consultant's sole compensation for the performance of Consultant's Services under this Agreement.

          c) Company agrees to pay consultant for services no later than fifteen (15) working days following receipt of monthly billing statement.

     6.   TERMS AND TERMINATION.

          a) The term of this Agreement shall be for a period commencing February 1, 1996, and terminating on January 31, 1997 unless extended to additional periods of time upon mutual agreement by the parties in writing.

          b) Consultant agrees that the obligations of Paragraphs 7 and 8 shall survive any termination or expiration of the Agreement.

     7.   CONFIDENTIAL INFORMATION; ASSIGNMENT OF INVENTIONS.

          a) Consultant acknowledges that all Information and Trade Secrets which the Company discloses to Consultant pursuant to this Agreement, or prior thereto as an employee, is confidential and proprietary to Company or others who have disclosed the Information to the Company. During the term of this Agreement and thereafter, Consultant shall not use or exploit the Information or disclose the Information to any third party, except insofar as is necessary to perform Consultant's obligations under the Agreement or where specifically authorized in writing by Company.

          b) Upon termination of this Agreement for any reason whatsoever or upon Company's request, Consultant shall promptly deliver to Company all documents, material and property in Consultant's possession or control (such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists and the like), whether delivered to Consultant by Company or made by Consultant in the performance of Services under this Agreement, relating to the business activities of Consultant or its customers or suppliers, and containing any information or data whatsoever, whether or not it is confidential.

          c) Consultant warrants and represents that Consultant is subject to no contractual obligations or restraints which will interfere with Consultant's right or ability to perform Consultant's obligations as described in this Agreement or which could cause any conflict of interest. Consultant further warrants that the performance of Services,


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               as contemplated by this Agreement does not infringe upon a patent, copyright, major work or trademark and does not violate a trade secret or other intellectual property right of a third party.

          d) Consultant agrees that the Company is the sole owner of any and all property rights in Inventions, including, but not limited to, the right to use, sell, license or otherwise transfer or exploit the Inventions, and the right to make such changes in them and the uses thereof as Company may from time to time determine. Consultant agrees to disclose promptly in writing to Company ever Invention. Consultant hereby assigns to Company, without further consideration, Consultant's entire right, title , and interest worldwide, free and clear of all liens and encumbrances, in ad to all Inventions, which shall be sole property of Company as provided to Section 2860 of the California Labor Code. Consultant also agrees to cooperate with Company both during and after the term of this Agreement in evidencing, maintaining, defending, obtaining and enforcing patents, copyright, and other protecting of Company's right to Inventions. In the event that Company is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Consultant hereby irrevocably designates and appoints Company an its duly authorizedd officers an agents as his agents and attorneys-in-fact to act for an in his behalf and instead of Consultant, to execute and file such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights and other rights thereon with the same legal force and effect as if executed by Consultant. As provided in Section 2870 of the California Labor Code, this
               Section 7(d) does not apply to any Inventions:

               i. for which no equipment, supplies, facility, or Trade Secrets of Company were used; and

               ii.     which was developed entirely on Consultant's own time;
                       and

               iii. which does not relate at the time of conception or reduction to practice to Company's current business or its actual or demonstrably anticipated research or development, or which does not result from any work performed by Consultant for Company.


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     8.   INDEMNIFICATION.

          Consultant agrees to indemnify, defend and hold Company harmless from and against any liability or claim that may be incurred or demanded of Company arising from any taxing agency or as a result of negligence, improper conduct or intentional acts or omissions by Consultant or due to any claims of any kind against Company by any of Consultant's Agents.

     9.   ARBITRATION.

          Any controversy between Company and Consultant or between any employee of Company and Consultant, including, but not limited to, those involving the construction or application of any of the terms, provisions or conditions of the Agreement or otherwise arising out of or relating to this Agreement, shall be settled by binding arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitration(s) may be rendered b any court having jurisdiction hereof. Company and Consultant shall share the costs of the arbitrator equally but shall each bear their won costs and legal fees associated with the arbitration. The location of the arbitration shall be in Santa Clara County, California.

     10.  MODIFICATION.

          Notwithstanding anything to the contrary, any modification of this Agreement will be effective only if it is in writing and signed by the parties to be bound thereby.

     11.  ENTIRE AGREEMENT.

          This Agreement including Exhibits A, B and C, constitutes the entire agreement save and except for the "Proprietary Rights and Confidentiality Agreement" executed by Consultant concurrent herewith between Company and Consultant, pertaining to the subject matter hereof, and supersedes all prior or contemporaneous written or verbal agreements and understandings with Consultant in connection with the subject matter hereof. The parties acknowledge that all employment agreements, including without limitation, that agreement dated June 26, 1995, is rescinded and of no force and effect.

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     12.  GOVERNING LAW.

          This Agreement and the rights and obligations hereunder shall be governed by the laws of California, and the parties to the Agreement specifically consent to the jurisdiction of the courts of California over any action arising out of or related to this Agreement and further agree that the proper venue shall be Santa Clara County.

     13.  SEVERABILITY.

          If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

     14.  WAIVER.

          The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any right shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

     15.  NOTICES.

          All notices provided for herein shall be in writing and shall be deemed to have given when delivered personally, when deposited in the United States mail, registered or certified, postage prepaid, sent by facsimile or when delivered to a telegraph company, addressed as follows:

               To Company:     First Pacific Networks, Inc.
                               Attention:  Human Resources
                               871 Fox Lane
                               San Jose, CA  95131
                               Fax:  (408) 943-7666

               To Consultant:  Craig J. Brunet
                               The Lewisberg Group
                               228 Esquinance Street
                               Mandeville, LA  70448
                               Fax:  (504) 674-2005

or at such addresses as either of said parties may from time to time in writing appoint.

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               THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION
                       WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents.

FIRST PACIFIC NETWORKS, INC.  CRAIG J. BRUNET
                              THE LEWISBERG GROUP

                              SSN or Tax ID#:  ###-##-####
                                             -------------

Signed:/s/ M. Peter Thomas    Signed:/s/ Craig J. Brunet
       -------------------           -------------------


Name:     M. Peter Thomas     Name:     Craig J. Brunet
       ------------------            -------------------

Title:    Chief Executive Officer
       --------------------------


Date:                         Date:
     ------------------------        --------------------


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                                  EXHIBIT A
                          INITIAL SCOPE OF SERVICES


1. Consultant will serve as an Executive Advisor to the Company's Board of Directors and Chief Executive Officer.

2. Consultant will seek to identify and introduce Company to private parties who may be interested in an equity investment in Company. Consultant agrees, upon request of Company, to supply Company, from time to time, a written list of "introduced parties" which shall be subject to Company's approval.

3. Consultant shall have no authority to commit Company on any issue. Nothing contained in this Agreement shall create any partnership, joint venture or other form of fiduciary relationship.

4. All plans, along with travel, must be pre-approved. Company will reimburse Consultant for all reasonable and generally accepted business and travel expenses incurred in this engagement within five (5) business days from submittal of an expense report by Consultant.





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                                  EXHIBIT B
                          RATE AND TERMS OF PAYMENT


1.  Company agrees to pay Consultant $20,348 per month retainer.

2. Option to purchase up to 50,000 shares of the Company's Common Stock vesting in equal installments over the thirteen month period of consulting services, said vesting to cease immediately upon any termination of this Agreement. The option price will be determined in accordance with existing Board policy.

    Consultant agrees that grant numbers 492, 493, 497, 613 and 733 in the aggregate amount of 425,000 options as shown on Exhibit "C" attached hereto and incorporated herein by reference, are terminated and of no force and effect. Consultant further agrees to execute any and all documents necessary to effectuate said termination of options.

3. All other Company perquisites and benefits will automatically cease upon the execution of this Agreement.

4. There are no provisions for commission payments under this Agreement for any work resulting in an order or sale to an interested party.




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